UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011 (March 21, 2011)

Signature Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Appointment and Compensation of Certain Officers

(c)

On March 21, 2011, the Company appointed Kyle Ross as its Interim Chief Financial Officer. As previously reported in the Company’s Form 8-K filed on July 15, 2010, Mr. Ross was appointed an Executive Vice President. He remains in that capacity as well.

Also on March 21, 2011, the Company appointed David Collett as a Senior Vice President and its Treasurer. Mr. Collett has over 20 years of experience in the financial services and banking industry having served as a Chief Financial Officer for UNX, LLC, Jackson National Life Distribution and LPL Financial Services, and as an Executive Vice President for Countrywide Financial Corporation. Prior to that Mr. Collett was an Audit manager with Coopers & Lybrand. He has his MBA in Finance and B.S. in Accounting from Golden Gate University and has been a Certified Public Accountant since 1989.

Messrs. Ross and Collett do not receive any compensation directly from the Company. As employees of Signature Capital Advisers, LLC, the Company’s external investment adviser, their services are provided pursuant to the terms of the Interim Investment Management Agreement that was filed as Exhibit 10.4 to the Company’s current report Form 8-K filed on June 17, 2010.

Signature Group Holdings, Inc.

Date: March 23, 2011	By: /s/David N. Brody
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary